UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
December 28, 2005
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-9592 (Commission File Number)	34-1312571 (IRS Employer Identification No.)

777 Main Street, Suite 800 Ft. Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On December 28, 2005, Mark D. Whitley accepted the position of Senior Vice President — Permian Business Unit and Engineering Technology of Range Resources Corporation (the “Company”). The terms of employment include an annual salary of $250,000, with the opportunity to earn an annual bonus, at the discretion of the Compensation Committee, based on the prior year’s results, in a targeted amount of between 25%-50% of base salary ($62,500-$125,000). The Company also granted Mr. Whitley an initial grant of (i) 60,000 stock appreciation rights under the 2005 Equity Based Compensation Plan at a strike price of $25.91 and (ii) 100,000 shares of restricted common stock to be placed in his deferred compensation account, which restricted common stock will vest in four equal annual installments of 25% each.
     The description of the employment terms with Mr. Whitley set forth herein is a summary of the material terms and is qualified by reference to the term sheet filed as an Exhibit hereto.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(a) Exhibits.

Exhibit
Number	Description
10.1*	Summary of Employment Terms for Mark D. Whitley.
*filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Rodney L. Waller
Rodney L. Waller
Senior Vice President

Date: January 4, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.1*	Summary of Employment Terms for Mark D. Whitley.
     *filed herewith